As filed with the Securities and Exchange Commission on July 16, 2021

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATLAS CORP.

(Exact name of Registrant as specified in its charter)

Republic of the Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

23 Berkeley Square

London

W1J 6HE

Telephone: +44 20 7788 7819

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Graham Talbot

23 Berkeley Square

London

W1J 6HE

Telephone: +44 20 7788 7819

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

Tel: (346) 718-6602

Fax: (346) 718-6902

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective, as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered(1)	Amount to be Registered (2)	Proposed Maximum Aggregate Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, par value US$0.01 per share	6,000,000	$13.49	$80,940,000	$8,830.56

(1)	This registration statement consists of a prospectus for the offer and resale by the selling security-holders named herein of 6,000,000 common shares.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalization or similar transactions.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price per share and the aggregate offering price are based upon the average of the high and low sales prices of the registrant’s common shares ($13.67 and $13.30) as reported on The New York Stock Exchange on July 15, 2021.

PROSPECTUS

6,000,000 Common Shares

Offered by Selling Security-Holders

Atlas Corp.

The selling security-holders identified in this prospectus may offer and resell up to 6,000,000 common shares, par value US$0.01 per share, issuable upon the exercise of warrants held by certain selling security-holders. For more information about the selling security-holders and the related transactions, see the section entitled “Selling Security-Holders” on page 7 of this prospectus. We will not receive any of the proceeds from the sale of these common shares by the selling security-holders.

The selling security-holders identified in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may from time to time offer to sell the common shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The selling security-holders may sell the common shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. For additional information on the methods of sale that may be used by the selling security-holders, please see “Plan of Distribution” beginning on page 26 of this prospectus.

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Our common shares trade on The New York Stock Exchange under the symbol “ATCO.”

Investing in these securities involves risks. See the section entitled “Risk Factors” beginning on page 4 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 16, 2021.

You should rely only on the information contained in this prospectus, any prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any related free writing prospectus, as well as the information we file with the U.S. Securities and Exchange Commission, or SEC, that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement, a free writing prospectus or a future filing with the SEC incorporated by reference into this prospectus.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, the selling security-holders referred to in the prospectus and identified in any applicable supplements to this prospectus may offer and resell from time to time our common shares under this prospectus.

This prospectus does not cover the issuance of any of our common shares by us to the selling security-holders, and we will not receive any of the proceeds from any sale of our common shares by the selling security-holders. Except for any underwriting discounts, selling commissions, transfer taxes and fees, which are to be paid by the selling security-holders, we have agreed to pay the expenses incurred in connection with the registration of the common shares owned by the selling security-holders covered by this prospectus.

The information in this prospectus is accurate as of its date. Any prospectus supplement may add, update or change information contained in this prospectus, and may also contain information about any material U.S. federal income tax and non-U.S. tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Unless otherwise indicated, the term “selling security-holders” as used in this prospectus means the selling security-holders referred to in this prospectus and their donees, pledgees, transferees and other successors-in-interest. Unless otherwise indicated, references in this prospectus to “Atlas,” the “Company,” “we,” “us” and “our” and similar terms refer to Atlas Corp. and/or one or more of its subsidiaries, except that those terms, when used in this prospectus in connection with the common shares described herein, shall mean Atlas Corp. Unless otherwise indicated, all references in this prospectus to “dollars” and “$” are to, and amounts are presented in, U.S. dollars, and financial information presented in this prospectus is prepared in accordance with accounting principles generally accepted in the United States.

ATLAS CORP.

We are Atlas Corp., a global asset manager and the parent company of Seaspan Corporation (“Seaspan”) and APR Energy Limited (“APR Energy”).

Seaspan is a leading independent owner and manager of containerships. We primarily deploy our vessels on long-term, fixed-rate time charters to take advantage of the stable cash flow and high utilization rates that are typically associated with long-term time charters. As of May 31, 2021, we operated a fleet of 130 vessels that have an average age of approximately eight years on a TEU weighted basis.

Customers for our operating fleet as of May 31, 2021 were CMA CGM, COSCO, Hapag-Lloyd, Maersk, MSC, ONE, Yang Ming Marine and ZIM.

APR Energy is a global leasing business that owns and operates a fleet of capital-intensive assets (gas turbines and other power generation equipment), providing power solutions to customers including large corporations and government backed utilities. APR Energy focuses on maintaining high asset utilization to optimize cash flows across its lease portfolio. APR Energy is the global leader in its market and offers a unique integrated platform to both lease and operate its assets.

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are also forward-looking statements. Such statements include, in particular, statements about our plans, strategies, business prospects, changes and trends in our business, and the markets in which we operate. In some cases, you can identify the forward-looking statements by the use of words such as “continue,” “expects,” “anticipates,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “will,” “may,” “potential,” “should” or the negative of these terms or other comparable terminology.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us. Forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in “Risk Factors” set forth in this prospectus and those risks discussed in other reports we file with the SEC and that are incorporated into this prospectus by reference, including, without limitation, our Annual Report on Form 20-F. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. In addition, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

RISK FACTORS

An investment in our securities involves risks. Before investing in our securities, you should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and the risks discussed under the caption “Risk Factors” in our latest Annual Report on Form 20-F filed with the SEC and any subsequent updates and other reports and documents we file with the SEC described in our Reports of Foreign Private Issuer on Form 6-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of such risks were to occur, our business, financial condition, operating results or cash flows could be materially adversely affected. Please see “Forward-Looking Statements.”

INCORPORATION OF DOCUMENTS BY REFERENCE AND WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information included in or incorporated by reference into this prospectus.

We incorporate by reference into this prospectus the documents listed below:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 19, 2021;

•

all subsequent Annual Reports on Form 20-F filed after effectiveness of the registration statement and prior to the time that all of the securities offered by this prospectus have been sold or de-registered;

•

Report of Foreign Private Issuer on Form 6-K furnished to the SEC on March 30, 2021, May  4, 2021, May, 10, 2021, May  13, 2021, May 14, 2021, May  27, 2021, June 14, 2021, June 28, 2021 and July 14, 2021;

•

any subsequent Reports of Foreign Private Issuer on Form 6-K furnished to the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the time that all of the securities offered by this prospectus have been sold or de-registered, in each case, that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

•

the description of our capital stock set forth in Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed (under form type 8-K12B) with the SEC on February 27, 2020 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

These reports contain important information about us, our financial condition and our results of operations.

You may obtain any of the documents incorporated by reference into this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference into this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into this document), at no cost, by visiting our website at https://atlascorporation.com, or by writing or calling us at the following address:

Atlas Corp

23 Berkeley Square

London

W1J 6HE

Telephone: +44 20 7788 7819

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. You should assume that the information appearing in this prospectus or any prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.

As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, or the Exchange Act, from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal security-holders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common shares by the selling security-holders under this prospectus and any related prospectus supplement. Please see “Selling Security-Holders.”

SELLING SECURITY-HOLDERS

This prospectus covers the offering for resale of up to 6,000,000 common shares by the selling security-holders identified below.

We are registering under the Securities Act of 1933, as amended, or the Securities Act, the common shares covered by this prospectus on behalf of the selling security-holders pursuant to rights granted to the selling security-holders under the terms of our previously disclosed registration rights agreement, dated April 30, 2021, by and among us and the investors party thereto and our previously disclosed registration rights agreement, dated June 11, 2021, by and among us and the investors party thereto.

The tables below provides information about the ownership of the selling security-holders of our common shares that may be offered from time to time by each selling security-holder under this prospectus.

The selling security-holders identified below may currently hold or acquire at any time common shares in addition to those registered hereby. In addition, the selling security-holders identified below may sell, transfer or otherwise dispose of some or all of their common shares in private placement transactions exempt from, or not subject to, the registration requirements of the Securities Act or their common shares that have been registered pursuant to other registration statements. Accordingly, we cannot be certain as to the number or percentage of common shares that will be held by the selling security-holders upon termination of this offering. Information concerning the selling security-holders may change from time to time. Except as set forth below, none of the selling security-holders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates. For information on the methods of sale that may be used by the selling security-holders, please see “Plan of Distribution.”

The information in the following table and the related notes is based on information filed with the SEC or supplied to us by the selling security-holders. We have not sought to verify such information. Any changed or new information given to us by the selling security-holders will be set forth in supplements to this prospectus or amendments to the registration statement of which the accompanying prospectus is a part, if and when necessary.

Selling Security-Holders	Common Shares Beneficially Owned Prior to Offering		Maximum Number of Common Shares to be Offered Hereby		Common Shares Beneficially Owned After Offering
	Number	Percent*	Number	Percent*	Number	Percent*
Fairfax Financial Holdings Limited and certain of its affiliates (1) (2)	130,932,826	47.1%	6,000,000	2.2%	124,932,826	44.9%

*

Based on a total of 277,952,839 common shares being 246,952,839 common shares issued and outstanding on July 9, 2021 plus 31,000,000 common shares issuable upon the exercise of warrants held by Fairfax Financial Holdings Limited (“Fairfax”) and affiliates thereof.

(1)

The number of common shares shown for Fairfax consists of 99,932,826 common shares and warrants exercisable for up to 31,000,000 common shares. As of July 16, 2021, Fairfax had not exercised any of such warrants. This information is based on SEC filings and information provided by Fairfax and certain affiliates on or before June 15, 2021. The information lists other affiliated individuals and entities that beneficially own all or a portion of the 130,932,826 common shares beneficially owned by Fairfax. The address of Fairfax is 95 Wellington Street West, Suite 800, Toronto, Ontario, Canada, M5J 2N7. The information reports that an additional 678,021 common shares are beneficially owned by V. Prem Watsa, the chairman and chief executive officer of Fairfax.

(2)

All of the common shares offered hereby are issuable upon exercise of warrants to United States Fire Insurance Company, Brit Syndicates Limited, Zenith Insurance Company, Wentworth Insurance Company Ltd., Odyssey Reinsurance Company, Allied World Assurance Company, Ltd., Allied World Specialty Insurance Company, TIG Insurance Company, Newline Corporate Name Limited, Brit Reinsurance (Bermuda) Limited, Allied World Insurance Company, Fairfax Barbados International Corp., TIG Insurance (Barbados) Limited, Allied World National Assurance Company, Greystone Insurance Company, Hudson Insurance Company, Hilltop Specialty Insurance Company, Odyssey Group Holdings, Inc. and Hudson Excess Insurance Company, each of which is an indirect wholly-owned subsidiary of Fairfax. The business address for the above-listed affiliates of Fairfax is c/o Hamblin Watsa Investment Counsel Ltd., 95 Wellington Street West, Suite 802, Toronto, Ontario, Canada M5J 2N7.

DESCRIPTION OF COMMON SHARES

A description of our capital stock is incorporated by reference to Exhibit 99.1 to the Report of Foreign Private Issuer on Form 6-K filed (under form type 8-K12B) with the SEC on February 27, 2020 pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations that may be relevant to holders of our common stock (our “shares”). This discussion is based upon the provisions of the Code, applicable U.S. Treasury Regulations promulgated thereunder, legislative history, judicial authority and administrative interpretations, as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect, or are subject to different interpretations. Changes in these authorities may cause the U.S. federal income tax considerations to vary substantially from those described below. This discussion is the opinion of Gibson, Dunn & Crutcher LLP, our U.S. counsel, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law and the legal conclusions with respect to those matters. The opinion of our counsel is dependent on the accuracy of representations made by us to them, including descriptions of our operations contained herein.

This discussion applies only to beneficial owners of our shares that own the shares as “capital assets” for U.S. federal income tax purposes and does not comment on all aspects of U.S. federal income taxation that may be important to certain shareholders in light of their particular circumstances, such as shareholders subject to special tax rules (e.g., financial institutions, regulated investment companies, real estate investment trusts, insurance companies, traders in securities that have elected the mark-to-market method of accounting for their securities, persons liable for alternative minimum tax, broker-dealers, controlled foreign corporations, tax-exempt organizations, shareholders that own, directly, indirectly or constructively, 10% or more of our shares (by vote or value), or former citizens or long-term residents of the United States) or shareholders that hold our shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, all of whom may be subject to U.S. federal income tax rules that differ significantly from those summarized below. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. Partners in partnerships holding our shares should consult their own tax advisors to determine the appropriate tax treatment of the partnership’s ownership of our shares.

No ruling has been requested from the IRS regarding any matter affecting us or our shareholders. Accordingly, statements made herein may not be sustained by a court if contested by the IRS. Instead, we will rely on the opinion of Gibson, Dunn & Crutcher LLP. Unlike a ruling, an opinion of counsel represents only that counsel’s legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS.

This discussion does not address any U.S. estate, gift or alternative minimum tax considerations or tax considerations arising under the laws of any state, local or non-U.S. jurisdiction. Each shareholder is urged to consult its tax advisor regarding the U.S. federal, state, local, non-U.S. and other tax consequences of owning and disposing of our shares.

Any material tax considerations relevant to an investment decision by a U.S. Holder or Non–U.S. Holder, each as defined below, with respect to securities registered under this registration statement other than our shares, will be described in a prospectus supplement issued in connection with the offering of such securities.

U.S. Federal Income Taxation of U.S. Holders

As used herein, the term “U.S. Holder” means a beneficial owner of our shares that is for U.S. federal income tax purposes: (a) a U.S. citizen or U.S. resident alien (or a U.S. Individual Holder); (b) a corporation, or other entity taxable as a corporation that was created or organized under the laws of the United States, any state thereof, or the District of Columbia; (c) an estate whose income is subject to U.S. federal income taxation regardless of its source or (d) a trust that either is subject to the supervision of a court within the United States and has one or more U.S. persons with authority to control all of its substantial decisions or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Distributions

Subject to the discussion of passive foreign investment companies (“PFICs”), below, any distributions made by us to a U.S. Holder generally will constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits allocated to the U.S. Holder’s shares, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits allocated to the U.S. Holder’s shares will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in our shares and thereafter as capital gain, which will be either long-term or short-term capital gain depending upon whether the U.S. Holder has held the shares for more than one year. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to any distributions they receive from us. For purposes of computing allowable foreign tax credits for U.S. federal income tax purposes, dividends received with respect to our shares should be treated as foreign source income.

Under current law, subject to holding-period requirements and certain other limitations, dividends received with respect to our publicly traded shares by a U.S. Holder who is an individual, trust or estate, (a “Non-Corporate U.S. Holder”), generally will be treated as qualified dividend income that is taxable to such Non-Corporate U.S. Holder at preferential capital gain tax rates, provided that: (i) our common stock are readily tradable on an established securities market in the United States (such as The New York Stock Exchange on which our common stock are traded), (ii) we are not classified as a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year, (iii) the Non-Corporate U.S. Holder has owned the common stock for more than 60 days during the 121-day period beginning 60 days before the date on which the common stock become ex-dividend (and has not entered into certain risk limiting transactions with respect to such units), and (iv) the Non-Corporate U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There can be no assurance that any dividends paid on our common stock will be eligible for these preferential rates in the hands of a Non-Corporate U.S. Holder. Any dividends received with respect to our publicly traded shares not eligible for these preferential rates will be taxed as ordinary income to a Non-Corporate U.S. Holder.

Special rules may apply to any “extraordinary dividend” paid by us. Generally, an extraordinary dividend is a dividend with respect to a share of stock if the amount of the dividend is equal to or in excess of 10% of a common shareholder’s, or 5% of a preferred shareholder’s, adjusted tax basis (or fair market value in certain circumstances) in such share. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, exceed 20% of a shareholder’s adjusted tax basis (or fair market value in certain circumstances). If we pay an extraordinary dividend on our shares that is treated as qualified dividend income, then any loss recognized by a Non-Corporate U.S. Holder from the sale or exchange of such shares will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or Other Disposition of Our Shares

Subject to the discussion of PFICs below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares.

Subject to the discussion of extraordinary dividends above, such gain or loss generally will be treated as (a) long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition, or short-term capital gain or loss otherwise, and (b) U.S. source income or loss, as applicable, for foreign tax credit purposes. Non-Corporate U.S. Holders may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.

PFIC Status and Significant Tax Consequences

Special and adverse U.S. federal income tax rules apply to a U.S. Holder that holds stock in a non-U.S. corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC for any taxable year in which either (a) at least 75% of our gross income (including the gross income of certain of our subsidiaries) consists of passive income or (b) at least 50% of the average value of our assets (including the assets of certain of our subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. For purposes of these tests, passive income includes dividends, interest, gains from the sale or exchange of investment property and rents and royalties (other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business) but does not include income derived from the performance of services.

There are legal uncertainties involved in determining whether the income derived from our time chartering activities constitutes rental income or income derived from the performance of services, including legal uncertainties arising from the decision in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), which held that income derived from certain time chartering activities should be treated as rental income rather than services income for purposes of a foreign sales corporation provision of the Code. However, the IRS stated in an Action on Decision (AOD 2010-01) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s statement with respect to Tidewater cannot be relied upon or otherwise cited as precedent by taxpayers. Consequently, in the absence of any binding legal authority specifically relating to the statutory provisions governing PFICs, there can be no assurance that the IRS or a court would not follow the Tidewater decision in interpreting the PFIC provisions of the Code, and our counsel, Gibson, Dunn & Crutcher LLP, cannot opine on our status as a PFIC. Nevertheless, based on the current composition of our assets and operations (and that of our subsidiaries), we intend to take the position that we are not now and have never been a PFIC. Further, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations, and therefore the composition of our income and assets, will remain the same in the future. Moreover, the market value of our stock may be treated as reflecting the value of our assets at any given time. Therefore, a decline in the market value of our stock (which is not within our control) may impact the determination of whether we are a PFIC. Because our status as a PFIC for any taxable year will not be determinable until after the end of the taxable year, there can be no assurance that we will not be considered a PFIC for the current or any future taxable year.

As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder generally would be subject to one of three different U.S. income tax regimes, depending on whether the U.S. Holder makes certain elections.

Taxation of U.S. Holders Making a Timely QEF Election

If we were classified as a PFIC for a taxable year, a U.S. Holder making a timely election to treat us as a “Qualified Electing Fund” for U.S. tax purposes, or a QEF Election would be required to report its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the U.S. Holder’s taxable year regardless of whether the U.S. Holder received distributions from us in that year. Such income inclusions would not be eligible for the preferential tax rates applicable to qualified dividend income. The U.S. Holder’s adjusted tax basis in our shares would be increased to reflect taxed but undistributed earnings and profits, and distributions of earnings and profits that had previously been taxed would not be taxed again when distributed but would result in a corresponding reduction in the U.S. Holder’s adjusted tax basis in our shares. The U.S. Holder generally would recognize capital gain or loss on the sale, exchange or other disposition of our shares. A U.S. Holder would not, however, be entitled to a deduction for its pro-rata share of any losses that we incurred with respect to any year.

A U.S. Holder would make a QEF Election with respect to any year that we are a PFIC by filing IRS Form 8621 (or applicable successor form) with its U.S. federal income tax return and complying with all other applicable filing requirements. However, a U.S. Holder’s QEF Election will not be effective unless we annually provide the U.S. Holder with certain information concerning our income and gain, calculated in accordance with the Code, to be included with the U.S. Holder’s U.S. federal income tax return. We have not provided our U.S. Holders with such information in prior taxable years and do not intend to provide such information in the current taxable year. Accordingly, you will not be able to make an effective QEF Election at this time. If, contrary to our expectations, we determine that we are or expect to be a PFIC for any taxable year, we will provide U.S. Holders with the information necessary to make an effective QEF Election with respect to our shares.

Taxation of U.S. Holders Making a “Mark-to-Market” Election

Alternatively, if we were to be treated as a PFIC for any taxable year and, as we believe, our shares are treated as “marketable stock,” then a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our shares, provided the U.S. Holder completes and files IRS Form 8621 (or applicable successor form) in accordance with the relevant instructions. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our shares at the end of the taxable year over the U.S. Holder’s adjusted tax basis in our shares. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our shares over the fair market value thereof at the end of the taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The U.S. Holder’s tax basis in our shares would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our shares would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of our shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder’s indirect interest in any of our subsidiaries that were also determined to be PFICs.

Taxation of U.S. Holders Not Making a Timely QEF Election or Mark-to-Market Election

Finally, if we were to be treated as a PFIC for any taxable year and if a U.S. Holder did not make either a QEF Election or a mark-to-market election for that year, the U.S. Holder would be subject to special rules resulting in increased tax liability with respect to (a) any excess distribution (i.e., the portion of any distributions received by the U.S. Holder on our shares in a taxable year in excess of 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our shares) and (b) any gain realized on the sale, exchange or other disposition of our shares. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the U.S. Holder’s aggregate holding period for our shares;

•

the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the U.S. Holder would be taxed as ordinary income in the current taxable year;

•	the amount allocated to each of the other taxable years would be subject to U.S. federal income tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and

•	an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

Additionally, for each year during which (a) a U.S. Holder owns shares, (b) we are a PFIC and (c) the total value of all PFIC stock that such U.S. Holder directly or indirectly owns exceeds certain thresholds, such U.S. Holder will be required to file IRS Form 8621 (or applicable successor form) with its annual U.S. federal income tax return to report its ownership of our shares. In addition, if a U.S. Individual Holder dies while owning our shares, such U.S. Individual Holder’s successor generally would not receive a step-up in tax basis with respect to such shares.

U.S. Holders are urged to consult their own tax advisors regarding the PFIC rules, including the PFIC annual reporting requirements, as well as the applicability, availability and advisability of, and procedure for, making QEF Mark-to-Market Elections and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

U.S. Holders are urged to consult their tax advisors regarding the PFIC rules, including the PFIC annual reporting requirements, as well as the applicability, availability and advisability of, and procedure for, making QEF, Mark-to-Market and other available elections with respect to us, and the U.S. federal income tax consequences of making such elections.

Medicare Tax on Unearned Income

Certain Non-Corporate U.S. Holders are subject to a 3.8% tax on certain investment income, including dividends and gain from the sale or other disposition of our shares. Non-Corporate U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our shares.

U.S. Return Disclosure Requirements for U.S. Individual Holders

Generally, U.S. Individual Holders who hold certain specified foreign financial assets, including stock in a foreign corporation that is not held in an account maintained by a financial institution, with an aggregate value in excess of $50,000 on the last day of a taxable year, or $75,000 at any time during that taxable year, may be required to report such assets on IRS Form 8938 with their U.S. federal income tax return for that taxable year. This reporting requirement does not apply to U.S. Individual Holders who report their ownership of our shares under the PFIC annual reporting rules described above. Penalties apply for failure to properly complete and file IRS Form 8938. Investors are encouraged to consult with their tax advisors regarding the possible application of this disclosure requirement to their investment in our shares.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a non-U.S. Holder.

Distributions

In general, a non-U.S. Holder is not subject to U.S. federal income tax on distributions received from us with respect to our shares unless the distributions are effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that the non-U.S. Holder maintains in the United States). If a non-U.S. Holder is engaged in a trade or business within the United States and the distributions are deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on those distributions in the same manner as if it were a U.S. Holder.

Sale, Exchange or Other Disposition of Our Shares

In general, a non-U.S. Holder is not subject to U.S. federal income tax on any gain resulting from the disposition of our shares unless (a) such gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that the non-U.S. Holder maintains in the United States) or (b) the non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which those shares are disposed of (and certain other requirements are met). If a non-U.S. Holder is engaged in a trade or business within the United States and the disposition of shares is deemed to be effectively connected to that trade or business, the non-U.S. Holder generally will be subject to U.S. federal income tax on the resulting gain in the same manner as if it were a U.S. Holder.

Information Reporting and Backup Withholding

In general, payments of distributions with respect to, or the proceeds of a disposition of our shares to a Non-Corporate U.S. Holder will be subject to information reporting requirements. These payments to a Non-Corporate U.S. Holder also may be subject to backup withholding if the Non-Corporate U.S. Holder:

•	fails to timely provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or distributions required to be shown on its U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding on payments made to them within the United States, or through a U.S. payor, by certifying their status on an IRS Form W-8BEN, W-8BEN-E, W-8ECI, W-8EXP or W-8IMY, as applicable. Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by accurately completing and timely filing a U.S. federal income tax return with the IRS.

CERTAIN MATERIAL NON-UNITED STATES TAX CONSIDERATIONS

Material Republic of the Marshall Islands Tax Considerations

The following discussion is the opinion of Reeder & Simpson, P.C., Atlas counsel as to matters of the laws of the Republic of the Marshall Islands, and is based on the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

Atlas is incorporated in the Republic of the Marshall Islands. Under current Republic of the Marshall Islands law, Atlas is not subject to tax on income or capital gains, and no Republic of the Marshall Islands withholding tax will be imposed upon payments of dividends by Atlas to its shareholders. Under the laws of the Republic of the Marshall Islands, Atlas’ jurisdiction of incorporation, Atlas is subject to yearly corporate maintenance fees.

Because we do not, and we do not expect that we will, conduct business or operations in the Republic of the Marshall Islands, under current Republic of the Marshall Islands law, you will not be subject to the Republic of the Marshall Islands taxation or withholding on distributions, including upon a return of capital, Atlas makes to you as a shareholder.

In addition, you will not be subject to the Republic of the Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of Atlas shares and you will not be required by the Republic of the Marshall Islands to file a tax return relating to such shares.

Each shareholder is urged to consult such shareholder’s tax counsel or other advisor concerning the consequences of the owning and disposing of Atlas shares in their particular circumstances. Further, it is the responsibility of each shareholder to file all state, local and non-U.S., as well as U.S. federal tax returns that may be required of such shareholder.

Material United Kingdom Tax Considerations

The following discussion is the opinion of Gibson, Dunn & Crutcher UK LLP, our United Kingdom tax counsel, and is a summary of the material United Kingdom tax considerations that may be relevant to the holding by Non-U.K. Holders (as defined below) of our common stock (our “shares”). The opinion of our counsel is dependent on the accuracy of representations made by us to them, including, in particular: that Atlas does not (and will not) derive 75% or more of its qualifying asset value from land situated in the United Kingdom; that Atlas is solely resident in the United Kingdom for tax purposes and is subject to the United Kingdom tax regime; and that our shares are not and will not be registered in a register kept in the United Kingdom by or on behalf of Atlas or paired with shares issued by a body corporate incorporated in the United Kingdom.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to our shares that are held as capital assets and does not apply to all categories of Non-U.K. Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes or shareholders who have, or who are deemed to have, acquired their shares by virtue of an office or employment. Furthermore, the following paragraphs do not apply to:

•	potential Non-U.K. Holders who intend to acquire our shares as part of a tax avoidance arrangement or otherwise with a purpose of avoiding tax; or

•	persons with special tax treatment such as pension funds or charities.

This summary is not exhaustive and all Non-U.K. Holders or other holders of our shares should consult their own tax advisers as to the tax consequences in the United Kingdom or other relevant jurisdictions (including their jurisdiction of tax residence) of the acquisition, ownership and disposition of our shares. In particular, Non-U.K. Holders are advised to consider the potential impact of any relevant double taxation agreements. Unless otherwise stated, the information in these paragraphs is based on current tax law and published tax authority practice in the

United Kingdom as at the date of this document. Prospective Non-U.K. Holders should note that tax law and interpretation can change (potentially with retrospective effect) and that, in particular, the rates, basis of, and reliefs from, taxation may change. Such changes may alter the tax treatment of the acquisition, ownership and disposition of our shares.

As used herein, the term “Non-U.K. Holder” means a beneficial owner of our shares that: a) is not and has never been tax resident in the United Kingdom; b) does not (and is not deemed to) carry on (whether solely or in partnership) a trade, profession or vocations in the United Kingdom through a permanent establishment, branch or agency; c) has not (and is not deemed to have) acquired their shares by virtue of an office or employment and is not and has not been an officer or employee of the Atlas or any of its affiliates; and d) is not subject to United Kingdom taxation on a remittance basis

Dividends; Withholding Tax

Under current United Kingdom tax legislation, no tax is withheld from dividends paid by Atlas to Non-U.K. Holders.

Stamp duty and stamp duty reserve tax (SDRT)

In practice, no United Kingdom stamp duty will generally need to be paid on a transfer of our shares to or by a Non-UK Holder. No United Kingdom stamp duty reserve tax (“SDRT”) will be payable in respect of any agreement to transfer our shares unless they are registered in a register kept in the United Kingdom by or on behalf of Atlas or are paired with shares issued by a body corporate incorporated in the United Kingdom. Special rules apply to agreements made by, amongst others, intermediaries and certain categories of person may be liable to stamp duty or SDRT at higher rates. In particular, this paragraph does not consider the position where our shares are issued or transferred to clearance services or depository receipt issuers.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	through put or call option transactions relating to the securities;

•	through broker-dealers (acting as agent or principal);

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	through any other method permitted pursuant to applicable law; or

•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. In that event, such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement on Form F-3 of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and, to the extent required, any applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, the selling security-holders or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in any applicable prospectus supplement the name of the dealer and the terms of the transactions.

The selling security-holders may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, any applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling security-holders to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling security-holders to payments they may be required to make in respect of such liabilities.    If required, any applicable prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Under the securities laws of some jurisdictions, the securities offered by this prospectus may be sold in those jurisdictions only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in any applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from the selling security-holders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in such prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, common shares may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that the selling security-holders make sales to or through one or more underwriters or agents in at-the-market offerings, the selling security-holders will do so pursuant to the terms of a distribution agreement between the selling security-holders and the underwriters or agents. If the selling security-holders engage in at-the-market sales pursuant to a distribution agreement, the selling security-holders will sell common shares to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, the selling security-holders may sell common shares on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any common shares sold will be sold at prices related to the then-prevailing market prices for our common shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the distribution agreement, the selling security-holders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of common shares. To the extent required, the terms of each such distribution agreement will be set forth in more detail in any applicable prospectus supplement to this prospectus.

In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. To the extent required, any such activities will be described in any applicable prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by the selling security-holders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any re-sales of the securities. To the extent required, the terms of any offer made in this manner will be included in any applicable prospectus supplement relating to the offer.

In connection with offerings made through underwriters or agents, the selling security-holders may enter into agreements with such underwriters or agents pursuant to which the selling security-holders receive our securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from the selling security-holders under these arrangements to close out any related open borrowings of securities.

The selling security-holders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and such applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by the selling security-holders or borrowed from the selling security-holders or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from the selling security-holders in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, to the extent required, will be identified in any applicable prospectus supplement (or a post-effective amendment).

The selling security-holders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Republic of the Marshall Islands corporation, and our principal executive offices are located outside of the United States, in the United Kingdom. A majority of our directors and officers and some of the experts named in this prospectus reside outside of the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or those persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.

In addition, the courts of the Republic of the Marshall Islands or United Kingdom may not (a) enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws or (b) recognize or enforce against us or any of our officers, directors or experts judgments of courts of the United States predicated on U.S. federal or state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The validity of our common shares and certain other legal matters with respect to the laws of the Republic of the Marshall Islands will be passed upon for Atlas by Dennis J. Reeder, Reeder & Simpson, P.C. Certain other legal matters will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas and London, United Kingdom. Gibson, Dunn & Crutcher LLP may rely on the opinions of Dennis J. Reeder, Reeder & Simpson, P.C. for all matters of the Republic of the Marshall Islands law.

EXPERTS

The consolidated financial statements of Atlas Corp. as of December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been audited by KPMG LLP, independent registered public accounting firm, and have been incorporated by reference herein in reliance upon the reports of KPMG LLP, which reports are also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements of Atlas Corp. refers to a change in accounting for goodwill due to the adoption of Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, effective January 1, 2020, and to a change in accounting for leases due to the adoption of Accounting Standards Update 2016-02, “Leases”, effective January 1, 2019.

The consolidated financial statements of Seaspan as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020 have been audited by KPMG LLP, independent registered public accounting firm, and have been incorporated by reference herein in reliance upon the reports of KPMG LLP, which report is also incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2020 consolidated financial statements of Seaspan refers to a change in accounting for goodwill due to the adoption of Accounting Standards Update 2017-04, “Simplifying the Test for Goodwill Impairment”, effective January 1, 2020, and to a change in accounting for leases due to the adoption of Accounting Standards Update 2016-02, “Leases”, effective January 1, 2019.

EXPENSES

The following table sets forth costs and expenses, other than any underwriting discounts and commissions, we expect to incur in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated except the SEC registration fee.

SEC registration fee	$8,830.56
Legal fees and expenses	*
Accounting fees and expenses	20,000

Total (1)	$28,830.56

(1)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.
*	Estimated expenses not currently known.

Atlas Corp.

6,000,000 Common Shares

PROSPECTUS

July 16, 2021

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	Indemnification of Directors and Officers

The Republic of the Marshall Islands Business Corporations Act (the “BCA”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. Atlas articles of incorporation include a provision that provides that, to the fullest extent permitted by law, a director of Atlas shall not be personally liable to Atlas or its shareholders for monetary damages for breach of fiduciary duty as a director.

Atlas articles of incorporation provide that it must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including in an action by or in the right of Atlas, by reason of the fact he or she is or was a director or officer of Atlas or is or was serving, at the request of Atlas, as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (the “Indemnitee”) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, unless a final and unappealable determination by a court of competent jurisdiction has been made that he or she did not act in good faith or in a manner he or she did not reasonably believe to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Atlas articles of incorporation further provide that the purpose of the provisions set forth in the articles of incorporation is to fully indemnify the Indemnitee to the fullest extent permitted by Section 60 of the BCA or any successor statute.

Atlas is also expressly authorized to (i) advance expenses to its directors and offices in advance of the final disposition of any proceeding upon receipt of an undertaking to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified under the provisions of Atlas articles of incorporation, and (ii) purchase and maintain insurance on behalf of any person who is or was a director or officer of Atlas or serving in such capacity in another corporation at the request of Atlas against any liability asserted against such person and incurred by such person in such capacity whether or not Atlas would have the power to indemnify such person against such liability by law or under the provisions of Atlas articles of incorporation. Atlas articles of incorporation further provide that the purpose of the provisions set forth in the articles of incorporation is to advance funds to the fullest extent permitted by Section 60 of the BCA or any successor statute.

The directors and officers of Atlas also may be indemnified against liability they may incur for serving in those capacities pursuant to liability insurance policies maintained by and indemnification arrangements with Atlas. In addition, Atlas has entered into separate indemnification agreements with its officers and directors.

Any underwriting agreement that has been or will be filed as an exhibit hereto or incorporated by reference herein contains or will contain provisions whereby the underwriter or underwriters agree to indemnify Atlas Corp., its directors and certain officers and other persons against certain claims.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Atlas pursuant to the foregoing provisions, Atlas has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Atlas Corp. (incorporated herein by reference to Exhibit 3.1 to Atlas Corp.’s Form 8-K12B, furnished to the SEC on February 27, 2020).

4.2	Amended and Restated Bylaws of Atlas Corp. (incorporated herein by reference to Exhibit 3.2 to Atlas Corp.’s Form 8-K12B, furnished to the SEC on February 27, 2020).

4.3	Registration Rights Agreement by and among Atlas Corp and the investors named therein dated June 11, 2021 (incorporated herein by reference to Exhibit 4.3 to Atlas Corp.’s Form 6-K, furnished to the SEC on June 14, 2021).

4.4	Registration Rights Agreement by and among Atlas Corp and the investors named therein dated April 30, 2021 (incorporated herein by reference to Exhibit 4.3 to Atlas Corp.’s Form 6-K, furnished to the SEC on May 4, 2021).

4.5	Warrant Agreement by and among Atlas Corp and the investors named therein dated June 11, 2021 (incorporated herein by reference to Exhibit 4.2 to Atlas Corp.’s Form 6-K, furnished to the SEC on June 14, 2021).

4.6	Warrant Agreement by and among Atlas Corp and the investors named therein dated April 30, 2021 (incorporated herein by reference to Exhibit 4.2 to Atlas Corp.’s Form 6-K, furnished to the SEC on May 4, 2021).

4.7	Subscription and Exchange Agreement by and among Atlas Corp and the investors named therein dated June 11, 2021 (incorporated herein by reference to Exhibit 4.1 to Atlas Corp.’s Form 6-K, furnished to the SEC on June 14, 2021).

5.1	Opinion of Reeder & Simpson, P.C., relating to the legality of the securities being registered.

8.1	Opinion of Gibson, Dunn & Crutcher LLP, relating to U.S. tax matters.

8.2	Opinion of Reeder & Simpson, P.C., relating to Republic of Marshall Islands tax matters.

8.3	Opinion of Gibson, Dunn & Crutcher UK LLP, relating to UK tax matters.

23.1	Consent of KPMG LLP (Independent Registered Public Accounting Firm), relating to the financial statements of Atlas Corp.

23.2	Consent of KPMG LLP (Independent Registered Public Accounting Firm), relating to the financial statements of Seaspan Corporation.

23.3	Consent of Reeder & Simpson, P.C. (contained in Exhibit 5.1).

23.4	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 8.1).

23.5	Consent of Reeder & Simpson, P.C. (contained in Exhibit 8.2).

23.6	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 8.3).

24.1	Powers of Attorney (included in the signature page to the Registration Statement)

(b) Financial Statement Schedules.

All supplemental schedules are omitted because of the absence of conditions under which they are required or because the information is shown in the financial statements or notes thereto.

(c) Reports, Opinions, and Appraisals

The following reports, opinions, and appraisals are included herein: None.

ITEM 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10 (a) (3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13 (a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada on July 16, 2021.

ATLAS CORP.

By:	/s/ Graham Talbot
Name:	Graham Talbot
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Bing Chen and Graham Talbot, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 16, 2021.

Signature	Title

/s/ David Sokol David Sokol	Chairman of the Board

/s/ Bing Chen Bing Chen	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Graham Talbot Graham Talbot	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Lawrence Chin Lawrence Chin	Director

/s/ John C. Hsu John C. Hsu	Director

/s/ Nicholas Pitts-Tucker Nicholas Pitts-Tucker	Director

/s/ Larry Simkins Larry Simkins	Director

/s/ Stephen Wallace Stephen Wallace	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of Atlas Corp., has signed this registration statement in the City of Newark, State of Delaware, on July 16, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Authorized Representative in the United States